UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2019

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road
Ruian Economic Development District
Ruian City, Zhejiang Province
People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: 86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SORL	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 20, 2019, the Board of Directors (the “Board”) of SORL Auto Parts, Inc., a Delaware corporation (the “Company”), increased the size of the Board from seven (7) to nine (9) and appointed Mr. Xiao Lin and Mr. Binghua Feng as new members of the Board, effective immediately.

Mr. Lin (age 31) has been serving as the CEO and portfolio manager of Aspen Capital Management (HK) Limited since August 2017. Between August 2016 and August 2017, Mr. Lin was a portfolio manager of Pine River Capital Management (HK) Limited. Between August 2012 and August 2016, Mr. Lin was a senior associate of Goldman Sachs (Asia) L.L.C. Since April 2017, Mr. Lin has been serving as an independent director of Sichuan Meifeng Chemical Industry Co., Ltd. Mr. Lin received his Master of Finance degree from MIT in 2011 and his Bachelor of Science degree in Applied Math from Renmin University of China in 2010.

Mr. Feng (age 45) has been serving as the Executive Vice President and Secretary-General of Zhejiang Automobile & Motorcycle Parts Chamber Of Commerce since 2010. Mr. Feng has extensive experience in the auto parts industry. Mr. Feng received his associate degree from Northeast University of Finance and Economics of China in 2013.

There are no understandings or arrangements between each of Mr. Lin and Mr. Feng and any other person pursuant to which they were selected as directors. There is no family relationship between each of Mr. Lin and Mr. Feng with any of our other officers and directors, or person nominated or chosen by the Company to become an officer or director. In the past two years there have been no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which the Mr. Lin or Mr. Feng had or will have a direct or indirect material interest, and there are currently no such proposed transaction.

Item 8.01.	Other Events

On May 23, 2019, SORL Auto Parts, Inc. (the “Company”) issued a press release to announce that its Board of Directors has formed a special committee (the “Special Committee”) of independent directors consisting of Mr. Xiao Lin and Mr. Binghua Feng, with Mr. Lin as the Chairman of the Special Committee, to evaluate a preliminary non-binding proposal letter, dated April 25, 2019, from Mr. Xiaoping Zhang, the Chairman and Chief Executive Officer of the Company, Ms. Shuping Chi and Mr. Xiaofeng Zhang, directors of the Company, and Ruili Group Co., Ltd. to acquire all of the outstanding shares of the Company not owned by them or their affiliates. The text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 24, 2019, the Company issued another press release providing additional background information on Mr. Lin and Mr. Feng. The text of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, dated May 23, 2019.

99.2	Press Release, dated May 24, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.

Date: May 24, 2019	/s/ Xiaoping Zhang
Xiaoping Zhang, Chief Executive Officer

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